Exhibit 5.1

January 8, 2021

GreenBox POS
8880 Rio San Diego Drive, Suite 102
San Diego, CA 92108

RE:	Registration Statement on Form S-1 for GreenBox POS, a Nevada corporation

Ladies and Gentlemen:

We have acted as counsel to GreenBox POS, a Nevada corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-251636) (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by certain selling stockholders of up to 27,136,337 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of up to 3,800,000 shares of Common Stock (the “Common Shares”), 11,668,170 of shares of Common Stock issuable upon conversion of convertible debentures (the “Debenture Shares”), and 11,668,167 shares of Common Stock that may be issued from time to time upon exercise of warrants (the “Warrant Shares”).

The offering of the Common Shares, Debenture Shares, and Warrant Shares will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. We are opining herein as to the Nevada Revised Statutes and we express no opinion with respect to any other laws.

As a result of and subject to the foregoing, we are of the following opinion:

Subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Common Shares have been validly issued, are fully paid, and are non-assessable, and (ii) that the Debenture Shares, when issued upon exercise of the convertible debentures as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares, when issued upon the exercise of warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We have relied as to certain matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Common Shares, the Debenture Shares, the Warrant Shares or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP